EXHIBIT 99.1
ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA
BFC FINANCIAL CORPORATION
(Dollars in thousands, except for per share data)

	For the Years Ended December 31,
Income Statement	2008	2007	2006	2005	2004
Revenues
BFC Activities	$4,408	6,109	3,682	3,129	5,683
Financial Services	449,571	520,793	507,746	445,537	358,703
Real Estate Development	33,491	431,665	583,152	574,824	558,838

	487,470	958,567	1,094,580	1,023,490	923,224

Costs and Expenses
BFC Activities	12,139	15,015	12,370	9,665	7,452
Financial Services	634,970	579,458	474,311	381,916	280,431
Real Estate Development	72,751	697,895	606,655	498,760	481,627

	719,860	1,292,368	1,093,336	890,341	769,510

Equity in earnings from unconsolidated affiliates	15,064	12,724	10,935	13,404	19,603
Impairment of unconsolidated affiliates	(96,579)	—	—	—	—
Impairment of investment	(15,548)	—	—	—	—

(Loss) income from continuing operations before income taxes	(329,453)	(321,077)	12,179	146,553	173,317
(Benefit) provision for income taxes	15,763	(69,012)	(530)	59,566	70,917

(Loss) income from continuing operations	(345,216)	(252,065)	12,709	86,987	102,400
Discontinued operations, less income taxes	16,605	7,160	(10,535)	18,074	15,819
Extraordinary gain, less income taxes	9,145	2,403	—	—	—

Net (loss) income	(319,466)	(242,502)	2,174	105,061	118,219
Net (loss) income attributable to noncontrolling interest	(260,567)	(212,043)	4,395	92,287	103,989

Net (loss) income attributable to BFC	(58,899)	(30,459)	(2,221)	12,774	14,230
Preferred stock dividends	(750)	(750)	(750)	(750)	(392)

Net (loss) income allocable to common stock	$(59,649)	(31,209)	(2,971)	12,024	13,838

Common Share Data (a), (b), (c)
Basic (loss) earnings per share of common stock:
Basic (loss) earnings per share from continuing operations	$(1.62)	(0.90)	(0.04)	0.24	0.48
Basic (loss) earnings per share from discontinued operations	0.10	0.03	(0.05)	0.18	0.09
Basic (loss) earnings per share from extraordinary items	0.20	0.06	—	—	—

Basic (loss) earnings per share of common stock	$(1.32)	(0.81)	(0.09)	0.42	0.57

Diluted (loss) earnings per share of common stock:
Diluted (loss) earnings per share from continuing operations	$(1.62)	(0.90)	(0.05)	0.22	0.40
Diluted (loss) earnings per share from discontinued operations	0.10	0.03	(0.05)	0.15	0.07
Earnings per share from extraordinary items	0.20	0.06	—	—	—

Diluted (loss) earnings per share of common stock	$(1.32)	(0.81)	(0.10)	0.37	0.47

Basic weighted average number of common shares outstanding	45,097	38,778	33,249	28,952	24,183
Diluted weighted average number of common shares outstanding	45,097	38,778	33,249	31,219	27,806

Item 6. Selected Consolidated Financial Data — continued
(Dollars in thousands, except for per share data)

	December 31,
Balance Sheet (at period end)	2008	2007	2006	2005	2004
Loans and leases and held for sale, net	$4,317,645	4,528,538	4,603,505	4,628,744	4,561,073
Securities	$979,417	1,191,173	1,081,980	1,064,857	1,082,985
Total assets	$6,395,582	7,114,433	7,605,766	7,395,755	6,954,847
Deposits	$3,926,368	3,953,405	3,867,036	3,752,676	3,457,202
Securities sold under agreements to repurchase and federal funds purchased	$279,726	159,905	128,411	249,263	362,002
Other borrowings (d)	$1,631,367	2,071,688	2,426,000	2,131,976	2,086,368
BFC shareholders’ equity	$112,867	184,037	177,585	183,080	125,251
Noncontrolling interest	$262,554	558,950	698,323	696,522	612,652
Total equity	$375,421	742,987	875,908	879,602	737,903

(a)	Since its inception, BFC has not paid any cash dividends on its common stock.

(b)	While the Company has two classes of common stock outstanding, the two-class method is not presented because the company’s capital structure does not provide for different dividend rates or other preferences, other than voting rights, between the two classes

(c)	Prior to the merger of I.R.E. Realty Advisory Group, Inc. (“I.R.E. RAG”) in November 2007, the 4,764,285 shares of the Company’s Class A Common Stock and 500,000 shares of the Company’s Class B Common Stock that were owned by I.R.E. RAG were considered outstanding, but because the Company owned 45.5% of the outstanding common stock of I.R.E. RAG, 2,165,367 shares of Class A Common Stock and 227,250 shares of Class B Common Stock were eliminated from the number of shares outstanding for purposes of computing earnings per share.

(d)	Other borrowings consist of FHLB advances, subordinated debentures, notes, bonds payable, secured borrowings, and junior subordinated debentures. Secured borrowings were recognized on loan participation agreements that constituted a legal sale of a portion of the loan but that were not qualified to be accounted for as a loan sale.

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